EXHIBIT 99.1

News Release
Exxon Mobil Corporation
5959 Las Colinas Boulevard
Irving, TX 75039
972 940 6007 Telephone
972 940 6143 Facsimile
FOR IMMEDIATE RELEASE
FRIDAY, JULY 31, 2020

ExxonMobil Reports Results for Second Quarter 2020

•	Global oversupply and COVID-related demand impacts drive second quarter loss of $1.1 billion
•	On track to meet or exceed 2020 capital and cash operating spend reduction targets
•	Supporting COVID-19 response by reconfiguring operations to increase production of hand sanitizer and raw materials for protective equipment for first responders

			First
	Second Quarter		Quarter	First Half
	2020	2019	2020	2020	2019
Results Summary
(Dollars in millions, except per share data)
Earnings/(Loss) (U.S. GAAP)	(1,080)	3,130	(610)	(1,690)	5,480

Earnings/(Loss) Per Common Share
Assuming Dilution	(0.26)	0.73	(0.14)	(0.40)	1.28

Identified Items Per Common Share
Assuming Dilution	0.44	0.12	(0.67)	(0.23)	0.12

Earnings/(Loss) Excluding Identified Items
Per Common Share Assuming Dilution	(0.70)	0.61	0.53	(0.17)	1.16

Capital and Exploration Expenditures	5,327	8,079	7,143	12,470	14,969

IRVING, Texas – July 31, 2020 – Exxon Mobil Corporation today announced an estimated second quarter 2020 loss of $1.1 billion, or $0.26 per share assuming dilution. Results included a positive noncash inventory valuation adjustment from rising commodity prices of $1.9 billion, or $0.44 per share assuming dilution. Capital and exploration expenditures were $5.3 billion, nearly $2 billion lower than first quarter reflecting previously announced spend reductions.

Oil-equivalent production was 3.6 million barrels per day, down 7 percent from the second quarter of 2019, including a 3 percent decrease in liquids and a 12 percent decrease in natural gas, mainly reflecting the impacts of COVID-19 on global demand including economic and government mandated curtailments.

“The global pandemic and oversupply conditions significantly impacted our second quarter financial results with lower prices, margins, and sales volumes. We responded decisively by reducing near-term spending and continuing work to improve efficiency by leveraging recent reorganizations,” said Darren W. Woods, chairman and chief executive officer. “The progress we’ve made to date gives us confidence that we will meet or exceed our cost-reduction targets for 2020 and provides a strong foundation for further efficiencies.”

“We have increased debt to a level we feel is appropriate to provide liquidity, given market uncertainties. Based on current projections, we do not plan to take on any additional debt.”

The company has identified significant potential for additional reductions and is undertaking a comprehensive evaluation across the businesses on a country-by-country basis. Additional details will be provided when plans are finalized.

During the quarter, ExxonMobil continued to support COVID-19 response efforts by increasing production of isopropyl alcohol used in sanitizers and specialized polypropylene used in medical masks and gowns. In April, the company reconfigured manufacturing operations in Baton Rouge, Louisiana, to produce and bottle medical-grade hand sanitizer for donation to frontline workers across the U.S. and to the U.S. Air Force. In addition, ExxonMobil donated equipment and contributed to relief efforts around the world, as outlined on the company’s website.

Second Quarter 2020 Business Highlights
Upstream
•

Market prices for crude oil increased following the sharp decline at the end of the first quarter; however, average second quarter realizations for crude oil and natural gas were significantly lower reflecting the continued oversupply conditions in the market and the impacts of COVID-19 on global demand.

•

Liquids volumes were down 7 percent from first quarter reflecting the impact of lower demand, including economic and government mandated curtailments. Excluding these curtailment impacts, liquids volumes increased 5 percent. Natural gas volumes were 15 percent lower driven by seasonal demand in Europe and scheduled maintenance.

Downstream
•

Industry fuels margins were considerably lower than in the first quarter, reflecting the impacts of COVID‑19 on demand for gasoline and jet fuel. The company experienced unfavorable mark-to-market derivative impacts associated with its trading activity, compared to favorable impacts in the previous quarter, driven by significant volatility in commodity prices across the periods.

•

Average refinery utilization was down significantly from first quarter on lower demand, as the company spared about 30 percent of its refining capacity. Over the course of the quarter, utilization increased in line with global fuel demand.

Chemical
•

Chemical margins were largely consistent with first quarter. Chemical sales volumes however, while benefiting from resilient demand for essential products, were lower than first quarter driven by the impacts of COVID-19 on global demand.

•

The company continues to support COVID-19 response efforts, further optimizing processes to increase its monthly production of specialized polypropylene, used in masks and medical gowns, and isopropyl alcohol, used in sanitizer, by more than 10 percent.

Strengthening the Portfolio
•

While operations were impacted by logistical restrictions resulting from COVID-19, the company demonstrated production capacity of 120,000 gross barrels of oil per day at the Liza Phase 1 development offshore Guyana. Topsides integration is underway in Singapore on a second floating production, storage and offloading vessel, with production capacity up to 220,000 gross barrels of oil per day, to support the Liza Phase 2 development.

•

During the quarter, ExxonMobil commenced operations at its new Delaware central processing and exporting facility in Eddy County, New Mexico. This new processing and stabilization facility enhances the company’s integration advantages by collecting and processing oil and natural gas from its assets in the Delaware Basin for delivery to Gulf Coast markets.

Disciplined Investing and Expense Management
•

During the quarter, ExxonMobil made significant progress on its previously announced capital and cash operating spend reductions. Planned reductions to the company’s capital investment program for 2020, from $33 billion to $23 billion, are ahead of schedule, reflecting increased efficiencies, lower market prices, and slower project pace. The expected decrease in cash operating expenses of about 15 percent is also ahead of schedule, capturing savings from increased efficiencies, reduced activity, and lower energy costs and volumes.

Advancing Innovative Technologies and Products
•

During the quarter, ExxonMobil launched a first-of-its-kind high-frequency network of sensors designed to monitor and detect methane emissions in the Permian Basin. Project Astra is a collaboration with the University of Texas, Gas Technology Institute, Environmental Defense Fund and Pioneer Natural Resources that could provide a more affordable, efficient solution to address methane emissions over large areas of operations.

•

ExxonMobil has renewed a five-year agreement with Princeton University’s Andlinger Center for Energy and Environment to accelerate research, development and deployment of energy and environmental technologies with a focus on carbon capture and storage, carbonate fuel cells, and lower-emission technologies. The collaboration extends ExxonMobil’s participation in Princeton’s E-filliates Partnership, which began in 2015.

•

Scientists from ExxonMobil, the Georgia Institute of Technology and Imperial College of London published joint research on potential breakthroughs in a new membrane technology that could reduce emissions and energy intensity associated with refining crude oil. Laboratory tests indicate the patent‑pending membrane could be used to replace some heat-intensive distillation at refineries in the years ahead.

Results and Volume Summary

Millions of Dollars	2Q	2Q
(unless noted)	2020	2019	Change	Comments
Upstream
U.S.	(1,197)	335	-1,532	Lower prices
Non-U.S.	(454)	2,926	-3,380	Lower prices and volumes partly offset by reduced expenses; unfavorable identified items (noncash inventory valuation +168, prior quarter tax item -487)
Total	(1,651)	3,261	-4,912	Prices -4,520, volume -370, expenses +370, other -120, identified items -270
Production (koebd)	3,638	3,909	-271

Liquids -83 kbd: growth (+80 kbd), higher entitlements, and lower downtime/maintenance, more than offset by lower demand including economic curtailments, government mandates, and divestments

Gas -1,130 mcfd: growth (+105 mcfd), more than offset by divestments, lower demand including economic curtailments, and reduced entitlements

Downstream
U.S.	(101)	310	-411

Lower industry refining margins and reduced market demand, partly offset by lower expenses and improved manufacturing on lower scheduled maintenance; favorable identified item (noncash inventory valuation +404)

Non-U.S.	1,077	141	+936

Lower industry refining margins and reduced market demand more than offset by lower expenses, improved manufacturing, favorable foreign exchange, and favorable identified items (+1,199, mainly noncash inventory valuation)

Total	976	451	+525	Margins -1,680, market demand -380, expenses +340, manufacturing +500, forex +80, other +70, identified items +1,600
Petroleum Product Sales (kbd)	4,437	5,408	-971

Chemical
U.S.	171	(6)	+177	Higher margins and lower expenses partly offset by lower volumes on weaker demand
Non-U.S.	296	194	+102	Lower expenses partly offset by lower volumes on weaker demand; favorable identified item (+142, noncash inventory valuation)
Total	467	188	+279	Margins +140, expenses +240, volumes -180, other -30, identified items +110
Prime Product Sales (kt)	5,945	6,699	-754

Corporate and financing	(872)	(770)	-102	Higher financing costs partly offset by lower corporate expenses

Results and Volume Summary

Millions of Dollars	2Q	1Q
(unless noted)	2020	2020	Change	Comments
Upstream
U.S.	(1,197)	(704)	-493	Lower prices; favorable identified items (prior quarter impairment +315, noncash inventory valuation +90)
Non-U.S.	(454)	1,240	-1,694	Lower prices and volumes, and unfavorable foreign exchange effects, partly offset by reduced expenses; favorable identified items (noncash inventory valuation +386, prior quarter impairment +41)
Total	(1,651)	536	-2,187	Prices -2,760, volume -250, expenses +350, forex -220, other -140, identified items +830
Production (koebd)	3,638	4,046	-408

Liquids -174 kbd: higher entitlements and lower downtime/maintenance, more than offset by lower demand including economic curtailments and government mandates

Gas -1,406 mcfd: lower seasonal demand, higher downtime/maintenance, and lower entitlements

Downstream
U.S.	(101)	(101)	-

Lower margins on weaker industry refining margins and unfavorable mark-to-market derivatives, and reduced market demand, offset by lower expenses, improved manufacturing on lower downtime, and favorable identified items (noncash inventory valuation +815)

Non-U.S.	1,077	(510)	+1,587

Lower margins on unfavorable mark-to-market derivatives and weaker industry refining margins, and lower market demand, more than offset by lower expenses, favorable foreign exchange, and favorable identified items (noncash inventory valuation +2,386, prior quarter impairment +335)

Total	976	(611)	+1,587	Margins -2,340, market demand -240, expenses +220, forex +110, manufacturing +190, other +120, identified items +3,530
Petroleum Product Sales (kbd)	4,437	5,287	-850
Chemical
U.S.	171	288	-117	Lower margins and volumes on weaker demand partly offset by reduced expenses; favorable identified items (+61, mainly prior quarter impairment)
Non-U.S.	296	(144)	+440	Higher margins partly offset by lower volumes on weaker demand; favorable identified items (+376, mainly noncash inventory valuation)
Total	467	144	+323	Expenses +110, volumes -170, other -50, identified items +430
Prime Product Sales (kt)	5,945	6,237	-292
Corporate and financing	(872)	(679)	-193	Mainly higher financing costs

Results and Volume Summary

Millions of Dollars	YTD	YTD
(unless noted)	2020	2019	Change	Comments
Upstream
U.S.	(1,901)	431	-2,332	Lower prices; unfavorable identified item (impairment -315)
Non-U.S.	786	5,706	-4,920

Lower prices and volumes, partly offset by favorable foreign exchange effects and reduced expenses; unfavorable identified items (noncash inventory valuation -50, impairment -41, prior year tax item -487)

Total	(1,115)	6,137	-7,252	Prices -6,400, volume -280, expenses +140, forex +210, other -30, identified items -890
Production (koebd)	3,842	3,945	-103

Liquids +35 kbd: growth (+122 kbd), lower downtime/maintenance, and higher entitlements, partly offset by lower demand including economic curtailments, divestments, and government mandates

Gas -827 mcfd: growth (+201 mcfd), more than offset by divestments and lower demand including economic curtailments

Downstream
U.S.	(202)	149	-351	Lower margins on weaker industry refining margins, and lower market demand, partly offset by improved manufacturing on lower scheduled maintenance, and lower expenses
Non-U.S.	567	46	+521

Higher margins, with favorable mark-to-market derivatives partly offset by weaker industry refining margins, improved manufacturing, and lower expenses, partly offset by reduced market demand; unfavorable identified items (-332, mainly impairment)

Total	365	195	+170	Margins -360, market demand -420, manufacturing +960, expenses +250, other +80, identified items -340
Petroleum Product Sales (kbd)	4,862	5,412	-550
Chemical
U.S.	459	155	+304	Higher margins and lower expenses partly offset by lower volumes on weaker demand; unfavorable identified items (-119, mainly impairment)
Non-U.S.	152	551	-399	Lower margins and volumes on weaker demand partly offset by lower expenses; unfavorable identified items (-90, mainly noncash inventory valuation)
Total	611	706	-95	Margins +180, expenses +190, volumes -280, other +20, identified items -210
Prime Product Sales (kt)	12,182	13,471	-1,289
Corporate and financing	(1,551)	(1,558)	+7	Lower corporate costs offset by higher financing costs

Cash Flow from Operations and Asset Sales excluding Working Capital

Millions of Dollars	2Q
	2020	Comments
Net income (loss) including noncontrolling interests	(1,169)	Including ($89) million noncontrolling interests
Depreciation	4,916
Noncash inventory adjustment	(2,069)	Including ($147) million noncontrolling interests
Changes in operational working capital	(1,460)	Mainly seasonal reduction in payables and inventory build
Other	(218)
Cash Flow from Operating	-
Activities (U.S. GAAP)
Asset sales	43
Cash Flow from Operations	43
and Asset Sales
Changes in operational working capital	1,460
Cash Flow from Operations	1,503
and Asset Sales excluding Working Capital

Millions of Dollars	YTD
	2020	Comments
Net income (loss) including noncontrolling interests	(1,939)	Including ($249) million noncontrolling interests
Depreciation	10,735	Including impairment impacts
Noncash inventory adjustment	176	Including $2 million noncontrolling interests
Changes in operational working capital	(2,402)	Mainly lower payables and inventory build
Other	(296)
Cash Flow from Operating	6,274
Activities (U.S. GAAP)
Asset sales	129
Cash Flow from Operations	6,403
and Asset Sales
Changes in operational working capital	2,402
Cash Flow from Operations	8,805
and Asset Sales excluding Working Capital

First Half 2020 Financial Updates

During the first six months of 2020, Exxon Mobil Corporation purchased 6 million shares of its common stock for the treasury at a gross cost of $305 million. These shares were acquired to offset dilution in conjunction with the company’s benefit plans and programs. The corporation will continue to acquire shares to offset dilution in conjunction with its benefit plans and programs.

ExxonMobil will discuss financial and operating results and other matters during a webcast at 8:30 a.m. Central Time on July 31, 2020. To listen to the event or access an archived replay, please visit www.exxonmobil.com.

Cautionary Statement

Outlooks, projections, goals, targets, descriptions of strategic plans and objectives, and other statements of future events or conditions in this release are forward-looking statements. Actual future results, including financial and operating performance; the impact of the COVID-19 pandemic on results; planned capital and cash operating expense reductions and ability to meet announced reduction objectives; total capital expenditures and mix; cash flow, dividend and shareholder returns; business and project plans, timing, costs and capacities; resource recoveries and production rates; accounting and financial reporting effects resulting from market developments and ExxonMobil’s responsive actions; and the impact of new technologies, including to increase capital efficiency and production and to reduce greenhouse gas emissions and intensity, could differ materially due to a number of factors. These include global or regional changes in the supply and demand for oil, natural gas, petrochemicals, and feedstocks and other market conditions that impact prices and differentials; the outcome of government policies and actions, including actions taken to address COVID-19 and to maintain the functioning of national and global economies and markets; the impact of company actions to protect the health and safety of employees, vendors, customers, and communities; actions of competitors and commercial counterparties; the ability to access short- and long-term debt markets on a timely and affordable basis; the severity, length and ultimate impact of COVID-19 on people and economies; reservoir performance; the outcome of exploration projects and timely completion of development and construction projects; changes in law, taxes, or regulation including environmental regulations, and timely granting of governmental permits; war, trade agreements and patterns, shipping blockades or harassment, and other political or security disturbances; opportunities for and regulatory approval of potential investments or divestments; the actions of competitors; the capture of efficiencies within and between business lines and the ability to maintain near-term cost reductions as ongoing efficiencies while maintaining future competitive positioning; unforeseen technical or operating difficulties; the development and competitiveness of alternative energy and emission reduction technologies; the results of research programs; the ability to bring new technologies to commercial scale on a cost-competitive basis, including emission reduction technologies and large-scale hydraulic fracturing projects; general economic conditions including the occurrence and duration of economic recessions; and other factors discussed under the heading Factors Affecting Future Results on the Investors page of our website at www.exxonmobil.com and in Item 1A of ExxonMobil’s 2019 Form 10-K. We assume no duty to update these statements as of any future date.

Frequently Used Terms and Non-GAAP Measures

This press release includes cash flow from operations and asset sales. Because of the regular nature of our asset management and divestment program, we believe it is useful for investors to consider proceeds associated with the sales of subsidiaries, property, plant and equipment, and sales and returns of investments together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities. A reconciliation to net cash provided by operating activities for 2020 periods is shown on page 7 and for 2020 and 2019 periods in Attachment V.

This press release also includes cash flow from operations and asset sales excluding working capital. We believe it is useful for investors to consider these numbers in comparing the underlying performance of our business across periods when there are significant period-to-period differences in the amount of changes in working capital. A reconciliation to net cash provided by operating activities for 2020 periods is shown on page 7 and for 2020 and 2019 periods in Attachment V.

This press release also includes earnings/(loss) excluding identified items, which are earnings/(loss) excluding individually significant non-operational events with an absolute corporate total earnings impact of at least $250 million in a given quarter. The earnings/(loss) impact of an identified item for an individual segment may be less than $250 million when the item impacts several segments. We believe it is useful for investors to consider these figures in comparing the underlying performance of our business across periods when one, or both, periods include identified items. A reconciliation to earnings is shown for 2020 and 2019 periods in Attachments II-a and II-b. Corresponding per share amounts are shown on page 1 and in attachment II-a, including a reconciliation to earnings/(loss) per common share – assuming dilution (U.S. GAAP).

This press release also includes total taxes including sales-based taxes. This is a broader indicator of the total tax burden on the corporation’s products and earnings, including certain sales and value-added taxes imposed on and concurrent with revenue-producing transactions with customers and collected on behalf of governmental authorities (“sales-based taxes”). It combines “Income taxes” and “Total other taxes and duties” with sales‑based taxes, which are reported net in the income statement. We believe it is useful for the corporation and its investors to understand the total tax burden imposed on the corporation’s products and earnings. A reconciliation to total taxes is shown as part of the Estimated Key Financial and Operating Data in Attachment I.

References to the resource base and other quantities of oil, natural gas or condensate may include estimated amounts that are not yet classified as “proved reserves” under SEC definitions, but which are expected to be ultimately recoverable. The term “project” as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports. Further information on ExxonMobil’s frequently used financial and operating measures and other terms including “Cash flow from operations and asset sales”, and “Total taxes including sales‑based taxes” is contained under the heading “Frequently Used Terms” available through the “Investors” section of our website at www.exxonmobil.com.

LIFO Inventory

Crude oil, products and merchandise inventories are carried at the lower of current market value or cost, generally determined under the last-in first-out method (LIFO). The corporation’s results for the first quarter of 2020 included an after-tax earnings charge of $2,096 million from writing down the book value of inventories to their market value at the end of the period. The corporation’s results for the second quarter of 2020 include an after-tax earnings benefit of $1,922 million, mainly reflecting the partial reversal of the first quarter charge due to rising commodity prices. The earnings impact may be adjusted further in future quarters based on prevailing market prices at the time of future evaluations. At year-end, any required adjustment is considered permanent and is incorporated into the LIFO carrying value of the inventory.

Reference to Earnings

References to corporate earnings mean net income attributable to ExxonMobil (U.S. GAAP) from the consolidated income statement. Unless otherwise indicated, references to earnings, Upstream, Downstream, Chemical and Corporate and financing segment earnings, and earnings per share are ExxonMobil’s share after excluding amounts attributable to noncontrolling interests.

Exxon Mobil Corporation has numerous affiliates, many with names that include ExxonMobil, Exxon, Mobil, Esso, and XTO. For convenience and simplicity, those terms and terms such as corporation, company, our, we, and its are sometimes used as abbreviated references to specific affiliates or affiliate groups. Similarly, ExxonMobil has business relationships with thousands of customers, suppliers, governments, and others. For convenience and simplicity, words such as venture, joint venture, partnership, co-venturer, and partner are used to indicate business and other relationships involving common activities and interests, and those words may not indicate precise legal relationships.

Estimated Key Financial and Operating Data
				Attachment I
Exxon Mobil Corporation
Second Quarter 2020
(millions of dollars, unless noted)
			First
	Second Quarter		Quarter	First Half
	2020	2019	2020	2020	2019
Earnings (Loss) / Earnings (Loss) Per Share
Total revenues and other income	32,605	69,091	56,158	88,763	132,716
Total costs and other deductions	34,245	64,459	56,416	90,661	123,795
Income (loss) before income taxes	(1,640)	4,632	(258)	(1,898)	8,921
Income taxes	(471)	1,241	512	41	3,124
Net income (loss) including noncontrolling interests	(1,169)	3,391	(770)	(1,939)	5,797
Net income (loss) attributable to noncontrolling interests	(89)	261	(160)	(249)	317
Net income (loss) attributable to ExxonMobil (U.S. GAAP)	(1,080)	3,130	(610)	(1,690)	5,480

Earnings (loss) per common share (dollars)	(0.26)	0.73	(0.14)	(0.40)	1.28

Earnings (loss) per common share
- assuming dilution (dollars)	(0.26)	0.73	(0.14)	(0.40)	1.28

Exploration expenses, including dry holes	214	333	288	502	613

Other Financial Data
Dividends on common stock
Total	3,715	3,715	3,719	7,434	7,220
Per common share (dollars)	0.87	0.87	0.87	1.74	1.69

Millions of common shares outstanding
At period end				4,228	4,231
Average - assuming dilution	4,271	4,271	4,270	4,270	4,270

ExxonMobil share of equity at period end				180,183	191,377
ExxonMobil share of capital employed at period end				251,998	239,033

Income taxes	(471)	1,241	512	41	3,124
Total other taxes and duties	5,683	8,366	7,497	13,180	16,453
Total taxes	5,212	9,607	8,009	13,221	19,577
Sales-based taxes	3,129	5,261	4,485	7,614	10,246
Total taxes including sales-based taxes	8,341	14,868	12,494	20,835	29,823

ExxonMobil share of income taxes of
equity companies	(18)	501	460	442	1,350

				Attachment II-a

Exxon Mobil Corporation
Second Quarter 2020

			First
$ Millions	Second Quarter		Quarter	First Half
	2020	2019	2020	2020	2019

Earnings/(Loss) (U.S. GAAP)	(1,080)	3,130	(610)	(1,690)	5,480

Identified Items Included in Earnings/(Loss)
Noncash inventory valuation - lower of cost or market	1,922	-	(2,096)	(174)	-
Impairment	-	-	(787)	(787)	-
Non-U.S. tax item	-	505	-	-	505
Corporate total	1,922	505	(2,883)	(961)	505

Earnings/(Loss) Excluding Identified Items	(3,002)	2,625	2,273	(729)	4,975

$ Per Common Share[1]

Earnings/(Loss) Per Common Share
Assuming Dilution (U.S. GAAP)	(0.26)	0.73	(0.14)	(0.40)	1.28

Identified Items Included in Earnings/(Loss)
Per Common Share Assuming Dilution
Noncash inventory valuation - lower of cost or market	0.44	-	(0.49)	(0.05)	-
Impairment	-	-	(0.18)	(0.18)	-
Non-U.S. tax item	-	0.12	-	-	0.12
Corporate total	0.44	0.12	(0.67)	(0.23)	0.12

Earnings/(Loss) Excluding Identified Items
Per Common Share Assuming Dilution	(0.70)	0.61	0.53	(0.17)	1.16

[1] Computed using the average number of shares outstanding during each period.

				Attachment II-b

Exxon Mobil Corporation
Second Quarter 2020
(millions of dollars)
			First
	Second Quarter		Quarter	First Half
	2020	2019	2020	2020	2019
Earnings/(Loss) (U.S. GAAP)
Upstream
United States	(1,197)	335	(704)	(1,901)	431
Non-U.S.	(454)	2,926	1,240	786	5,706
Downstream
United States	(101)	310	(101)	(202)	149
Non-U.S.	1,077	141	(510)	567	46
Chemical
United States	171	(6)	288	459	155
Non-U.S.	296	194	(144)	152	551
Corporate and financing	(872)	(770)	(679)	(1,551)	(1,558)
Net income (loss) attributable to ExxonMobil	(1,080)	3,130	(610)	(1,690)	5,480

Identified Items Included in Earnings/(Loss)
U.S. Upstream
Other Items (Inventory valuation, Impairment)	45	-	(360)	(315)	-
Non-U.S. Upstream
Tax Items	-	487	-	-	487
Other Items (Inventory valuation, Impairment)	168	-	(259)	(91)	-
U.S. Downstream
Other Items (Inventory valuation, Impairment)	404	-	(411)	(7)	-
Non-U.S. Downstream
Tax Items	-	(9)	-	-	(9)
Other Items (Inventory valuation, Impairment)	1,190	-	(1,531)	(341)	-
U.S. Chemical
Other Items (Inventory valuation, Impairment)	(29)	-	(90)	(119)	-
Non-U.S. Chemical
Tax Items	-	2	-	-	2
Other Items (Inventory valuation, Impairment)	144	-	(232)	(88)	-
Corporate and financing
Tax Items	-	25	-	-	25
Corporate total	1,922	505	(2,883)	(961)	505

Earnings/(Loss) Excluding Identified Items
Upstream
United States	(1,242)	335	(344)	(1,586)	431
Non-U.S.	(622)	2,439	1,499	877	5,219
Downstream
United States	(505)	310	310	(195)	149
Non-U.S.	(113)	150	1,021	908	55
Chemical
United States	200	(6)	378	578	155
Non-U.S.	152	192	88	240	549
Corporate and financing	(872)	(795)	(679)	(1,551)	(1,583)
Corporate total	(3,002)	2,625	2,273	(729)	4,975

				Attachment III

Exxon Mobil Corporation
Second Quarter 2020

			First
	Second Quarter		Quarter	First Half
	2020	2019	2020	2020	2019
Net production of crude oil, natural gas
liquids, bitumen and synthetic oil,
thousand barrels per day (kbd)
United States	628	662	699	664	631
Canada / Other Americas	483	469	558	520	462
Europe	31	103	30	31	112
Africa	333	383	360	346	376
Asia	783	727	795	789	736
Australia / Oceania	48	45	38	43	41
Worldwide	2,306	2,389	2,480	2,393	2,358

Natural gas production available for sale,
million cubic feet per day (mcfd)
United States	2,642	2,803	2,825	2,733	2,758
Canada / Other Americas	269	249	317	293	243
Europe	619	1,215	1,293	956	1,662
Africa	4	5	7	6	6
Asia	3,218	3,461	3,710	3,464	3,557
Australia / Oceania	1,238	1,387	1,244	1,241	1,294
Worldwide	7,990	9,120	9,396	8,693	9,520

Oil-equivalent production (koebd)[1]	3,638	3,909	4,046	3,842	3,945

[1] Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

				Attachment IV

Exxon Mobil Corporation
Second Quarter 2020

			First
	Second Quarter		Quarter	First Half
	2020	2019	2020	2020	2019
Refinery throughput (kbd)
United States	1,440	1,430	1,558	1,499	1,402
Canada	278	344	383	330	364
Europe	1,085	1,314	1,295	1,190	1,320
Asia Pacific	568	683	637	603	646
Other	145	159	187	166	176
Worldwide	3,516	3,930	4,060	3,788	3,908

Petroleum product sales (kbd)
United States	1,959	2,264	2,231	2,095	2,237
Canada	353	482	456	405	483
Europe	1,130	1,443	1,403	1,266	1,476
Asia Pacific	640	775	708	674	762
Other	355	444	489	422	454
Worldwide	4,437	5,408	5,287	4,862	5,412

Gasolines, naphthas	1,736	2,198	2,122	1,929	2,173
Heating oils, kerosene, diesel	1,649	1,820	1,867	1,758	1,867
Aviation fuels	147	391	383	265	389
Heavy fuels	262	308	256	259	304
Specialty products	643	691	659	651	679
Worldwide	4,437	5,408	5,287	4,862	5,412

Chemical prime product sales,
thousand metric tons (kt)
United States	1,985	2,295	2,195	4,180	4,617
Non-U.S.	3,960	4,404	4,042	8,002	8,854
Worldwide	5,945	6,699	6,237	12,182	13,471

				Attachment V

Exxon Mobil Corporation
Second Quarter 2020
(millions of dollars)
			First
	Second Quarter		Quarter	First Half
	2020	2019	2020	2020	2019
Capital and Exploration Expenditures
Upstream
United States	1,637	3,255	2,798	4,435	5,803
Non-U.S.	1,940	2,987	2,328	4,268	5,800
Total	3,577	6,242	5,126	8,703	11,603
Downstream
United States	719	624	747	1,466	1,038
Non-U.S.	334	489	487	821	904
Total	1,053	1,113	1,234	2,287	1,942
Chemical
United States	563	553	597	1,160	1,105
Non-U.S.	132	165	185	317	309
Total	695	718	782	1,477	1,414

Other	2	6	1	3	10

Worldwide	5,327	8,079	7,143	12,470	14,969

Cash flow from operations and asset sales excluding working capital
Net cash provided by operating activities
(U.S. GAAP)	-	5,947	6,274	6,274	14,285
Proceeds associated with asset sales	43	33	86	129	140
Cash flow from operations and asset sales	43	5,980	6,360	6,403	14,425
Changes in operational working capital	1,460	1,243	942	2,402	(1,014)
Cash flow from operations and asset sales	1,503	7,223	7,302	8,805	13,411
excluding working capital

		Attachment VI

Exxon Mobil Corporation
Earnings/(Loss)

	$ Millions	$ Per Common Share[1]

2016
First Quarter	1,810	0.43
Second Quarter	1,700	0.41
Third Quarter	2,650	0.63
Fourth Quarter	1,680	0.41
Year	7,840	1.88

2017
First Quarter	4,010	0.95
Second Quarter	3,350	0.78
Third Quarter	3,970	0.93
Fourth Quarter	8,380	1.97
Year	19,710	4.63

2018
First Quarter	4,650	1.09
Second Quarter	3,950	0.92
Third Quarter	6,240	1.46
Fourth Quarter	6,000	1.41
Year	20,840	4.88

2019
First Quarter	2,350	0.55
Second Quarter	3,130	0.73
Third Quarter	3,170	0.75
Fourth Quarter	5,690	1.33
Year	14,340	3.36

2020
First Quarter	(610)	(0.14)
Second Quarter	(1,080)	(0.26)

[1] Computed using the average number of shares outstanding during each period.